GMP Securities
Griffiths McBurney

GMP SECURITIES EMERGING MARKETS CORP.
1 Marina Drive, Suite 300
Paradise Island, Nassau, Bahamas
P.O. Box CR-56766, Suite 762
Tel: (416) 367-8600 Fax: (416) 943-6160

PRIVATE & CONFIDENTIAL

June 20, 2019

First Colombia Development Corp.

Attention: Christopher Hansen / Christian Noel

Dear Sirs:

We are pleased to confirm the appointment of GMP Securities Emerging Markets Corp. ("GMP", the "Advisor", "we" or "us") to act as non-exclusive financial advisor to First Colombia Development Corp. ("First Colombia" or the "Company"). It is our understanding that the Company requires advisory work in connection with the set-up and organization of the Company as announced by the Company on May 14, 2019 (the "Initial Mandate"), and from time to time as requested by the Company with acquisitions and capital markets transactions (a "Transaction"). The purpose of this agreement is to confirm the terms of the appointment of the GMP as financial Advisor to the Company in connection with the Transaction.

1. Appointment and Engagement.

By its acceptance of this agreement, the Company hereby appoints GMP as its Financial Advisor and the Advisor agrees to act in that capacity to the Company, in respect of any Transaction, on the terms and subject to the conditions described below.

2. Scope of Work

The Advisor will assist the Company in analyzing, structuring, negotiating and effecting the Transaction on the terms and conditions set out in this letter agreement. In this regard, we propose to undertake certain activities on your behalf, including, if appropriate, the following:

- advising the Company as to the structure and form of any Transaction;
- advisory work in connection with the set-up and organization of the Company;
- counselling the Company as to strategy and negotiating tactics in respect of the Transaction and participating in such negotiations;
- advising the management of the Company as to the merit of the Transaction;
- advising and assisting management in the development and execution of a communications strategy for the Transaction;
- together with the Company, assisting in due-diligence matters;

- rendering such other corporate and financial advisory services as may from time to time be agreed upon by the Advisor and the Company (these services may be subject to separate engagement agreements along terms customary for the investment banking industry).

At the commencement of any Transaction in which the Company requires the assistance of the Advisor, the parties will discuss the scope of the required work.

Both the Company and the Advisor acknowledge that the general financial advisory services contemplated herein are not intended to, and do not, include a formal valuation as defined under Canadian Securities Administrators' Multilateral Instrument 61-101 - Protection of Minority Security Holders in Special Transactions.

3. Consideration for Services.

The fees payable to the Advisor by the Company for the foregoing services shall be as follows:

(a) A share-based fee of 640,000 common shares of the Company shall payable to GMP on closing of the Initial Mandate (the "Advisory Fee").

If the Company agrees to pay a commission or fee to anyone else, such commission or fee shall be for the Company's account and shall not reduce the amount payable to the Advisor under this agreement.

4. Additional Services.

In the event that the Advisor are requested to perform additional services in addition to those described in this agreement, the Advisor shall receive additional fees as may be agreed upon between the Advisor and the Company and the terms and conditions relating to such services shall be outlined in a separate agreement.

5. Expenses and Taxes.

The Company will reimburse the Advisor for all reasonable out-of-pocket expenses incurred by the Advisor in entering into and performing this agreement, including (but not limited to) travel and communication expenses, courier charges and the reasonable fees and disbursements of the Advisor' legal counsel and other professional Advisor.

Any taxes applicable to any amount payable under this agreement shall be payable by the Company.

6. Disclosure of our Advice and this Engagement.

The Company acknowledges that all oral or written opinions, including any Fairness Opinion, advice and materials provided by the Advisor to the Company in connection with the Advisor' engagement hereunder are intended solely for the benefit and internal use of the Company (including its management, directors, shareholders and counsel) and the Company agrees that no such opinion, including a Fairness Opinion, advice or material shall be used for any other purpose or reproduced, disseminated, quoted from or referred to at any time, in any manner or for any purpose, nor shall any public references to the Advisor or this engagement be made by the Company (including its management, directors, shareholders and counsel) without the prior written consent of the Advisor in each specific instance; provided, however, that the foregoing shall not prevent the Company from making such disclosure which, in the judgment of the Company, upon written advice of counsel, is required under applicable securities or other laws or policy statements and provided in any event that the Advisor is given a reasonable opportunity to review and comment on such disclosure prior to any such disclosure being made, having regard to the Company's legal obligations.

7. Indemnification.

The Company hereby agrees to indemnify the Advisor in accordance with Schedule "A" hereto, which Schedule forms part of this agreement and the consideration for which is the entering into of this agreement. Such indemnity (the "**Indemnity**") shall be executed and delivered to us on the execution of this agreement and shall be in addition to, and not in substitution for, any liability which the Company or any other party may have to us or other parties may have apart from such Indemnity.

8. Confidentiality.

The Advisor and each of its directors, officers, employees and agents will keep strictly confidential and will use only for the purpose of performing its obligations hereunder all information, whether written or oral, acquired from the Company and its subsidiaries and their respective agents and Advisor in connection with the Advisor' work hereunder except information that was made available to the public prior to the Advisor' engagement or that thereafter becomes available to the public other than through a breach by the Advisor of its obligations hereunder or was known by the Advisor prior to its engagement that was provided and/or obtained on a non-confidential basis and except to the extent that the Advisor is required by law or in connection with any legal process or regulatory proceedings to disclose such information in which case the Advisor shall only disclose that information specifically required to be so disclosed, after receiving advice of counsel. If the Advisor is so required to disclose any such information, the Advisor will provide the Company with advance written notice of such requirement so that the Company may seek an appropriate protective order.

9. Information.

The Company will provide to the Advisor, on a timely basis, all information and documentation concerning the Company and the Transaction which might reasonably be considered material to this engagement or which the Advisor may reasonably request in the performance of its services, including reasonable access to the officers, directors, employees, independent auditors and other Advisor and consultants of the Company. Subject to compliance by the Company with applicable securities laws and stock exchange rules, the Company will advise the Advisor, on a timely basis, of any change, that is known to the Company, in any material or significant element in any of the data or information previously furnished to the Advisor by the Company or any change in circumstances or new development concerning the Company which might reasonably be considered material to this engagement.

The Company acknowledges and agrees that the Advisor shall be relying upon the accuracy and completeness of the information and documentation furnished to it pursuant to the preceding paragraph and, subject to the exercise of its professional judgment, shall be under no obligation to verify independently the accuracy and completeness of such information and documentation or to investigate whether any changes have occurred to the facts set out or referred to in such information or documentation subsequent to the date thereof (but shall consider the impact of any such changes of which it is aware or that are brought to its attention).

10. Advertisements.

If a Transaction is consummated, the Company agrees that the Advisor have the right to place advertisements in financial and other newspapers and journals, at its own expense, describing its services hereunder, provided that the Advisor shall submit a copy of any such advertisements to the Company for its approval, such approval not to be unreasonably withheld.

11. Survival of Terms.

The provisions of this letter agreement and the Indemnity shall survive the completion of our engagement hereunder. In addition, representation, warranties, indemnities and other agreements provided by the Company

in connection with this letter agreement shall remain in full force and effect regardless of any investigation made by us or on our behalf.

12. Miscellaneous.

This agreement will enure to the benefit of and be binding upon the parties to this agreement and their respective successors and assigns. This agreement incorporates the entire agreement between the parties with respect to the subject matter hereof and may not be amended or modified except by written agreement signed by all parties. If any provision hereof shall be determined to be invalid or unenforceable in any respect, such determination shall not affect such provision in any other respect or any other provision hereof. This agreement may be executed in one or more counterparts and delivered by fax, e-mail or portable document format (pdf), in which case such counterparts shall constitute one and the same legally binding agreement. Headings used in this agreement are for convenience of reference only and shall not affect the interpretation or construction of this agreement.

13. Notices.

Any notice or other communication required or permitted to be given under this letter agreement shall be in writing and shall be sufficiently given or made by delivery or by telecopy or similar facsimile transmission, e-mail or portable document format (pdf) (receipt confirmed) to the respective parties as follows:

If to the Company:	First Colombia Development Corp.	
	Attention:	Christopher Hansen
If to GMP:	GMP Securities Emerging Markets Corp. One Marina Drive, Nassau, Bahamas	
	Attention:	Gene McBurney
	Fax:	416-943-6160
	Office:	416-943-6101
	Email:	genem@gmpsecurities.com

Any notice so given shall be deemed conclusively to have been given and received when so personally delivered or so telecopied or transmitted. Any party may change its address by notice to the others in the manner set out above.

14. Securities Laws.

the Advisor acknowledge their responsibility to comply with applicable securities laws as they relate to trading securities with knowledge of a material fact or a material change that has not been generally disclosed. Further, the Advisor have internal procedures which provide for the placing of relevant securities on a "grey list" or "restricted list" and for restrictions on trading by the Advisor and their investment banking personnel for their account in accordance with such procedures.

15. Governing Law.

The agreement resulting from the acceptance of this engagement letter shall be governed by and construed in accordance with the laws of the Province of Ontario and any applicable federal laws therein.

16. Acknowledgement of the Advisor's Activities

The Advisor are full-service securities firms engaged, either directly or through its subsidiaries and/or affiliates, in various activities including securities trading, investment management, financing and brokerage activities and financial advisory services for companies, governments and individuals. In the ordinary course of these activities, the Advisor and their subsidiaries and/or affiliates may actively trade the debt and equity securities or other financial instruments (or related derivative instruments) of the Company, the Company's affiliates or any other parties which may be the subject of the engagement contemplated by this Agreement for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities or instruments. The Advisor may also provide financial advisory services to companies other than you which may compete with you for assets, transactions (including acquisitions, sales and business combinations) or other

corporate opportunities with the Company or any other parties which may be the subject of the engagement contemplated by this Agreement. The interests of these parties may conflict with yours. Further, the Company acknowledges that the Advisor, or subsidiaries or affiliates of the Advisor, may have ongoing relationships with certain prospective purchasers of the Company, the Company's affiliates and certain of its potential acquisition and/or merger candidates. The Company hereby consents to the Advisor, or subsidiaries and/or affiliates of the Advisor, acting in such capacity as financial advisor (or otherwise), or continuing to act in such capacity as the case may be, and/or as a lender or underwriter of equity, equity-related or debt securities, including as lead arranger or underwriter, provided that the Advisor and any of their subsidiaries and/or affiliates who are involved in such transactions implement reasonable procedures to ensure that no confidential information relating to the proposed Transaction is exchanged between the respective teams of employees and agents who are involved in the separate engagements.

17. Termination.

The period of the Advisor' engagement hereunder shall terminate at any time by either party for any reason upon thirty (30) days prior written notice to the other party.

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GMP Securities
Griffiths McBurney

If the foregoing is in accordance with your understanding, please indicate your agreement to the above terms and conditions by signing the enclosed duplicate copy of this letter and returning it to us.

Yours very truly,

GMP SECURITIES EMERGING MARKETS CORP.

By:____________________________________

Eugene McBurney
Chairman & Managing Director, Investment Banking

AGREED AND ACCEPTED as of the date first mentioned above.

FIRST COLOMBIA DEVELOPMENT CORP.

By:____________________________________

Christopher Hansen
CEO

SCHEDULE "A"

First Colombia Development Corp.(the "**Indemnitor**") hereby agrees to indemnify and hold harmless the Advisor and each and every one of the trustees, directors, officers, employees, direct and indirect shareholders, consultants, Advisor and agents of the Advisor, and each of its affiliated entities (hereinafter collectively referred to as the "**Personnel**") from and against any and all expenses, losses, claims, actions, damages or liabilities (excluding any loss of profits), joint or several (including the aggregate amount paid in settlement of any actions, suits, proceedings or claims and the reasonable fees and expenses of its counsel that may be incurred in advising with respect to and/or defending any claim that may be made or threatened against the Advisor or its Personnel) to which the Advisor and/or its Personnel may become subject or otherwise involved in any capacity under any statute or common law or otherwise insofar as such expenses, losses, claims, damages, liabilities or actions arise out of or are based, directly or indirectly, upon the performance of professional services rendered to the Indemnitor by the Advisor and its Personnel hereunder and to reimburse the Advisor and its Personnel forthwith, upon demand, for any legal or other expenses reasonably incurred by such party in connection with any action, suit, proceeding or claim; provided, however, that this indemnity shall not apply to the Advisor or particular Personnel to the extent that a court of competent jurisdiction in a final judgment that has become non-appealable shall determine that:

(i) the Advisor or those Personnel, as the case may be, have been negligent or dishonest or have committed any fraudulent act in the course of such performance; and

(ii) the expenses, losses, claims, damages or liabilities, as to which indemnification is claimed, were directly caused by the negligence, dishonesty or fraud referred to in (i).

If for any reason (other than the occurrence of both of the events itemized in (i) and (ii) above), the foregoing indemnification is unavailable to the Advisor or its Personnel or is insufficient to hold them harmless, then the Indemnitor shall contribute to the amount paid or payable by the Advisor or its Personnel as a result of such expense, loss, claim, action, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnitor on the one hand and the Advisor or its Personnel on the other hand but also the relative fault of the Indemnitor and the Advisor or its Personnel, as well as any equitable considerations, provided that the Indemnitor shall, in any event, contribute to the amount paid or payable by the Advisor or its Personnel as a result of such expense, loss, claim, action, damage or liability any excess of such amount over the amount of the consideration actually received by the Advisor or its Personnel pursuant to the agreement to which this indemnity is attached.

The Indemnitor agrees that in case any legal, regulatory or other proceeding shall be brought against the Indemnitor and/or the Advisor or any of its Personnel by any court, governmental or regulatory authority, or any stock exchange or if any other entity having regulatory authority, either domestic or foreign, shall investigate the Indemnitor and/or the Advisor and any Personnel of the Advisor shall be required to testify in connection therewith or shall be required to respond to procedures designed to discover information regarding the Advisor or, in connection with or by reason of the performance of, professional services rendered to the Indemnitor by the Advisor, the Advisor shall have the right to employ its own counsel in connection therewith, and the reasonable fees and expenses of such counsel as well as the reasonable costs (including an amount to reimburse the Advisor for time spent by its Personnel in connection therewith) and out-of-pocket expenses incurred by its Personnel in connection therewith shall be paid by the Indemnitor as they occur.

Promptly after receipt of notice of the commencement of any legal proceeding against the Advisor or any of its Personnel or after receipt of notice of the commencement of any investigation, which is based, directly

or indirectly, upon any matter in respect of which indemnification may be sought from the Indemnitor, the Advisor will provide the Indemnitor with prompt written notice of the commencement thereof and, throughout the course thereof, will provide copies of all relevant documentation to the Indemnitor, and the Indemnitor will undertake the investigation and defence thereof on behalf of the Advisor or its Personnel, including the prompt engagement of counsel and the payment of all expenses. The omission to notify the Indemnitor shall not relieve the Indemnitor of any liability which the Indemnitor may have to the Advisor, except only to the extent any such delay in giving or failure to give notice as herein required materially prejudices the defence of such action, suit, proceeding, claim or investigation.

No admission of liability and no settlement, compromise or termination of any claim or investigation shall be made without the Indemnitor's consent and the consent of the Advisor or the Personnel affected, such consents not to be unreasonably withheld. Notwithstanding that the Indemnitor will undertake the investigation and defence of any claim, the Advisor will have the right to employ separate counsel with respect to such claim and participate in the defence thereof but the fees and expenses of such counsel will be at the expense of the Advisor.

The indemnity and contribution obligations of the Indemnitor shall be in addition to any liability which the Indemnitor may otherwise have, shall extend upon the same terms and conditions to the Personnel of the Advisor (and the Advisor agrees to act as trustee for its Personnel for the covenants under this indemnity and to hold and enforce such covenants on behalf of its Personnel) and shall be binding upon and enure to the benefit of any successors, assigns, heirs and personal representatives of the Indemnitor, the Advisor and any of the Personnel. The foregoing provisions shall survive the completion of professional services rendered under the agreement to which this is attached or any termination of the authorization given by the agreement to which this is attached.

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